As filed with the Securities and Exchange Commission on June 30, 2003

Registration No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

RadiSys Corporation 2001 Nonqualified Stock Option Plan
RadiSys Corporation 1996 Employee Stock Purchase Plan
(Full title of the plans)

Julia A. Harper
Chief Financial Officer, Vice President of Finance and Administration and Secretary
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Daniel W. Rabun
Baker & McKenzie
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2001 NONQUALIFIED STOCK OPTION PLAN Common Stock, no par value	750,000 shares	$12.55	$ 9,412,500	$761.47

1996 EMPLOYEE STOCK PURCHASE PLAN Common Stock, no par value	1,000,000 shares	$12.55	$12,550,000	$1,015.30

TOTAL	1,750,000 shares		$21,962,500	$1,776.77

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the RadiSys Corporation 2001 Nonqualified Stock Option Plan or the RadiSys Corporation 1996 Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h). The price is based upon the average of the high and low prices of RadiSys Corporation Common Stock on June 24, 2003, as reported on the Nasdaq National Market.

EXPLANATORY STATEMENT

     This Registration Statement is filed pursuant to General Instruction E to Form S-8 by RadiSys Corporation, an Oregon corporation, in order to register (1) 750,000 shares of Common Stock, which shares are in addition to those previously registered on the Registration Statement on Form S-8 (File No. 333-68362) filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2001, for issuance pursuant to the RadiSys Corporation 2001 Nonqualified Stock Option Plan, and (2) 1,000,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-00514) filed with the Commission on January 18, 1996, on a Registration Statement on Form S-8 (File No. 333-80089) filed with the Commission on June 4, 1999, on a Registration Statement on Form S-8 (File No. 333-38988) filed with the Commission on June 9, 2000 and on a Registration Statement on Form S-8 (File No. 333-68362) filed with the Commission on August 24, 2001, for issuance pursuant to the RadiSys Corporation 1996 Employee Stock Purchase Plan. The contents of the Registration Statements on Form S-8 (File Nos. 333-68362, 333-00514, 333-80089 and 333-38988) previously filed with the Commission on August 24, 2001, January 18, 1996, June 4, 1999 and June 9, 2000, respectively, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number

5	Opinion of Baker & McKenzie
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Baker & McKenzie (See Exhibit 5)
24	Powers of Attorney

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 30th day of June, 2003.

RADISYS CORPORATION

By:	/s/ Scott C. Grout
Scott C. Grout, President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Scott C. Grout Scott C. Grout	President, Chief Executive Officer and Director	June 30, 2003

/s/ Julia A. Harper Julia A. Harper	Chief Financial Officer, Vice President of Finance and Administration and Secretary	June 30, 2003

/s/ C. Scott Gibson* C. Scott Gibson	Chairman of the Board and Director	June 30, 2003

/s/ James F. Dalton* James F. Dalton	Director	June 30, 2003

/s/ Richard J. Faubert* Richard J. Faubert	Director	June 30, 2003

/s/ Dr. William W. Lattin* Dr. William W. Lattin	Director	June 30, 2003

/s/ Carl Neun* Carl Neun	Director	June 30, 2003

/s/ Jean-Pierre D. Patkay* Jean-Pierre D. Patkay	Director	June 30, 2003

/s/ Jean-Claude Peterschmitt* Jean-Claude Peterschmitt	Director	June 30, 2003

* By /s/ Scott C. Grout Scott C. Grout, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Baker & McKenzie
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Baker & McKenzie (See Exhibit 5)
24	Powers of Attorney